Exhibit 3.4

BYLAWS

OF

TRACEGUARD TECHNOLOGIES, INC.
(as amended on August 23, 2007)

I.  SHAREHOLDER’S MEETING.

.01  Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purposes of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the Board of Directors, on a date and at such time as may be determined by the Board of Directors, and such place, date and time shall be designated in the notice of such meeting.

.02  Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, Secretary, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03  Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04  Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05  Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06  Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07  Voting of Shares.

Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder’s meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II.  BOARD OF DIRECTORS

Section 2.1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-laws.

Section 2.2. Number of Directors. The Board of Directors of the Corporation shall consist of one or more members; the exact number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by action of the Board of Directors of the Corporation.

Section 2.3. Qualification. Directors need not be stockholders of the Corporation.

Section 2.4. Election. Except as otherwise provided by law or by the Certificate of Incorporation, directors of the Corporation shall be elected in each year at the annual meeting of stockholders or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting shall be by written ballot.

Section 2.5. Term. Each director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

Section 2.6. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any director may be removed at any time, with or without cause, by the holders of no less than two-thirds of the voting power of the shares then entitled to vote at an election of directors.

Section 2.7. Vacancies and Newly Created Directorships. Vacancies occurring by reason of death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by action of a majority of the Board of Directors of the Corporation then in office, even if they represent less than a quorum. Each director chosen to fill a vacancy or a newly created directorship on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

Section 2.8. Quorum and Voting. Unless the Certificate of Incorporation provides otherwise and except as otherwise provided in these By-laws, at all meetings of the Board of Directors a majority of the total number of directors shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

Except as provided in these By-laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.9. Regulations. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Nevada as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent Certified Public Accountant or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

Section 2.10. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 2.11. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Nevada, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 2.12. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board or the Chief Executive Officer, and shall be called by the President, Chief Executive Officer or the Secretary upon the request of two directors. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

Section 2.13. Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, (ii) if sent to him at such address by telecopier, telex, e-mail or telegraph, not later than the day before the day on which such meeting is to be held or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telecopier, telex, e-mail or telegram and confirmed in writing) whether before or after the holding of such meeting or if such director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

Section 2.14. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

Section 2.15. Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing the By-laws.

Section 2.16. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

Section 2.17. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.18. Action by Telephone Conference. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.”

III.  ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Restated Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV.  OFFICERS.

.01  Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02  Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03  Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A.  President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B.  Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C.  Secretary.

The secretary shall:

1.	Keep the minutes of the shareholder’s and of the Board of Directors meetings in one or more books provided for that purpose;

2.	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3.	Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4.	Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

5.	Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6.	Have general charge of the stock transfer books of the corporation; and,

7.	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D.  Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E.  Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04  Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05  Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06  Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V.  SHARE CERTIFICATES

.01  Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02  Transfers.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

.03  Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI.  BOOKS AND RECORDS.

.01  Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02  Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII.  CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:

VIII.  LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01  Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

.02  Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to he liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03  Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

.04  Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05  Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06  Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07  Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08  “Corporation” Defined.

For purposes of this Section, references to the “Corporation” shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X.  AMENDMENT OF BYLAWS.

.01  By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02  By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI.  FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII.  RULES OF ORDER.

The rules contained in the most recent edition of Robert’s Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Restated Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII.  REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.